Exhibit 22

                                  Subsidiaries.

(1)   Western Power & Equipment Corp.
      (a Delaware Corporation)

(2)   ConnectSoft Holding Corp.
      (a Washington Corporation)

(3)   Interglobe Networks,Inc.
      (a Washington Corporation)

(4)   eXodus Technologies, Inc.
      (a Washington Corporation)

(5)   Seattle OnLine Acquisition Corp.
      (a Washington Corporation)

(6)   IDF International, Inc.
      (a Delaware corporation)
      (as of August 1, 1997)

(7)   Connectsoft Communications Corporation
      (a Delaware corporation)

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE


To the Board of Directors
of American United Global, Inc.

      Our audit of the consolidated financial statements referred to in our report dated November 10, 1997 appearing on page F-2 of this Annual Report on Form 10-K also included audits of the information included in the Financial Statement Schedule listed in Item 14(a) of this Form 10-K for the three years ended July 31, 1997. In our opinion, the Financial Statement Schedule presents fairly, in all material respects, the information for the three years ended July 31, 1997 set forth therein when read in conjunction with the related consolidated financial statements.



PRICE WATERHOUSE LLP
Seattle, Washington
November 10, 1997

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-21891) of American United Global, Inc. of our report dated November 10, 1997 appearing on page F-2 of the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.



PRICE WATERHOUSE LLP
Seattle, Washington
November 10, 1997


                                      F-59